UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 24, 2005

Date of Report (Date of earliest event reported)

U.S.I. Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Pleasantville Road, Suite 160 South

Briarcliff Manor, NY 10510

(Address of principal executive offices)

(914) 749-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 24, 2005, Thomas E. O’Neil resigned as Senior Vice President and Chief Operating Officer of U.S.I. Holdings Corporation (the “Company”) effective immediately, as announced in the Company’s Press Release attached as Exhibit 99.1 to this Current Report. Mr. O’Neil served as the Company’s principal operating officer.

While the definitive terms of the separation agreement between the Company and Mr. O’Neil have not been finalized, the Company expects to record a severance expense of approximately $1.5 million in the first quarter of 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Employment Agreement, effective as of December 1, 2002, by and between USI Insurance Services Corp. and Thomas E. O’Neil (filed as Exhibit 10.47 to U.S.I. Holdings Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 28, 2003, and incorporated herein by reference).

99.1	Press Release dated February 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2005

U.S.I. HOLDINGS CORPORATION

By:	/s/ ERNEST J. NEWBORN, II
Name:	Ernest J. Newborn, II
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT NUMBER
10.1	Employment Agreement, effective as of December 1, 2002, by and between USI Insurance Services Corp. and Thomas E. O’Neil (filed as Exhibit 10.47 to U.S.I. Holdings Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 28, 2003, and incorporated herein by reference).

99.1	Press Release dated February 25, 2005.